UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2003

MOLINA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31719	13-4204626
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Golden Shore Drive, Long Beach, California 90802

(Address of principal executive offices)

Registrant’s telephone number, including area code: (562) 435-3666

Item 2.    Acquisition or Disposition of Assets.

Effective August 31, 2003, Molina Healthcare, Inc. (the “Company”) pledged the stock of its Michigan subsidiary to Bank America, N.A., CIBC Inc., Societe Generale, U.S. Bank National Association and East West Bank (collectively, the “Lenders”), pursuant to the terms of the Credit Agreement dated as of March 19, 2003, among the Company and the Lenders.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: September 4, 2003	By:	/s/ MARK L. ANDREWS
Mark L. Andrews Executive Vice President, Legal Affairs, General Counsel and Corporate Secretary

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